ANNTAYLOR
                                       NEWS RELEASE
                                       142 WEST 57TH STREET NEW YORK, N.Y. 10019


            MICHAEL SMALDONE APPOINTED SENIOR VICE
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           PRESIDENT OF DESIGN FOR ANN TAYLOR STORES
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      New York,  NY,  September  17, 2003 --  AnnTaylor  Stores
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Corporation   (NYSE:   ANN)   announced   today  an   executive

appointment.  Michael  Smaldone  will be joining the Company as

Senior  Vice  President  of Design  for the Ann  Taylor  Stores

division of Ann Taylor,  Inc.,  effective  September  19, 2003.

He will be  replacing  Mark  Eisen  who has  resigned  from the

Company  for  personal   reasons.   Mr.  Smaldone  will  report

directly to Jerome  Jessup,  Senior  Executive  Vice  President

for Merchandising and Design at Ann Taylor Stores.




      In a statement  today, Mr. Jessup said, "We are extremely

pleased  to bring  Michael  Smaldone  to the Ann  Taylor  team.

With his  experience  in  positioning  brands  for  growth  and developing  creative  teams he will provide  strong  leadership to the Ann Taylor team."



      Most  recently,  Mr.  Smaldone  served  as  Chief  Design

Officer  at Anne  Klein.  Previous  to Anne  Klein,  he was the

Creative  Director of Elie  Tahari.  Mr.  Smaldone  also worked for Banana  Republic  where he last served as Vice President of

Design.



      Ann  Taylor  is  one  of the  country's  leading  women's

specialty  retailers,  operating  611 stores in 42 states,  the

District  of  Columbia  and  Puerto  Rico,  and also an  Online

Store at www.anntaylor.com.
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Contact:   Barry Erdos
           Chief Operating Officer
           (212) 541-3318